Exhibit 99.1

Sonida Senior Living Announces $47.75 Million Equity Raise to Fund Discounted Debt Purchase, Accretive Capital Investments within the Existing Portfolio and Acquisitions

Purchased $77.4 million of mortgage indebtedness across seven Sonida communities for $40.2 million, representing a 48% discount

Company to invest in high-returning capital projects within the existing portfolio

$25 million of equity capital will be available for potential acquisitions and working capital

DALLAS, Texas – February 6, 2024, Sonida Senior Living, Inc. (“Sonida” or the “Company”) (NYSE: SNDA), a leading owner-operator of communities and services for seniors, announced the execution of a $47.75 million equity private placement, including an investment from Conversant Capital, the Company’s largest shareholder. The Company plans to use this new capital for the completion of its balance sheet repositioning, continued investments in value-enhancing community improvements, broader community programming and identified bolt-on acquisition opportunities from its robust pipeline.

The shares were issued at $9.50 per share, a 5% premium to the 30-day volume weighted average price prior to closing. The equity private placement will close in two tranches. The first tranche of $32 million closed on February 1, 2024, and the second tranche of $16 million will close on or around March 31, 2024, subject to shareholder approval of an increase to the Company’s authorized shares of common stock. The holders of a majority of the Company’s voting securities have agreed to vote in favor of such an increase.

“In an economic environment characterized by limited capital and available financing for senior living assets, we believe this transaction reflects our investors’ confidence in Sonida as a premium long-term investment and operating platform with significant upside potential. We could not be more pleased with the ongoing partnership between the Sonida team and our investor base and look forward to completing accretive investments in the near term,” said Brandon Ribar, President and Chief Executive Officer.

“Since Conversant made its original investment in Sonida in November 2021, we’ve been working diligently with the management team along three key initiatives – improving operations, strengthening the balance sheet and growing the business. Today’s transaction allows us to shift the Company’s focus towards the third initiative: accelerating the growth of the business,” said Michael Simanovsky, Founder and Managing Partner of Conversant Capital. “As counter-cyclical investors, we are very excited about the Company’s increasingly active pipeline of acquisitions and look forward to partnering with banks and other asset owners as we continue to grow Sonida’s operating platform.”

Sonida has used a portion of the proceeds to purchase all seven of the remaining loans held by Protective Life, which was completed on February 2, 2024. The $40.2 million purchase price represents 52% of the outstanding Protective Life indebtedness of $77.4 million. The debt purchase has been financed with $24.8 million of mortgage debt provided by Ally Bank, currently Sonida’s second-largest lending partner, through an expansion of the Company’s existing Ally Bank term loan. This transaction significantly strengthens the Company’s balance sheet, reducing total indebtedness by $52.6 million, or 9%, and annual debt service costs by approximately $3.2 million. After completing these transactions, the Company’s indebtedness was $580.7 million as of February 2, 2024. The Company’s debt has a weighted-average remaining term of 3.7 years, with only $31.8 million maturing prior to December 2026. Finally, 92% of the Company’s outstanding debt is interest only through 2026.

“This capital infusion, coupled with the steady, foundational margin improvements achieved over the past 12 months, allows the Company to further focus on revenue-driving and margin-enhancing efforts and laying the groundwork for operational scalability as we look to grow the portfolio,” said Kevin Detz, Chief Financial Officer.

Specific planned capital expenditure projects include high-value conversions of existing apartments to Magnolia TrailsTM memory care units and the opening of additional wings within highly occupied communities. The Company has also budgeted to accelerate the deployment of recently introduced technology that has improved operating efficiencies, quality of care and resident experience.

After considering the equity capital for the Protective Life debt purchase and the planned capital expenditure projects described above, the Company will have approximately $25 million of equity capital available for acquisitions and working capital purposes, including near-term opportunities in the Company’s pipeline.

The Company is engaged in advanced discussions with a private equity sponsor to acquire a majority interest in a four-asset portfolio, with three of the assets reinforcing Sonida’s Texas footprint. The Company believes such an acquisition would result in a double-digit stabilized cap rate with minimal incremental general and administrative expenses required to manage the communities. This acquisition opportunity remains subject to confirmatory due diligence and final documentation. Sonida is actively pursuing additional accretive growth opportunities varying in size, geography and structure. The capital earmarked for growth is expected to provide certainty and speed in executing on near-term, bolt-on investment opportunities as they arise.

Safe Harbor

The forward-looking statements in this Current Report on Form 8-K, including, but not limited to, statements relating to the timing and completion of the second closing of the private placement and potential acquisition opportunities, are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the Company’s ability to obtain stockholder approval of an increase in the number of authorized shares of common stock; the satisfaction of all conditions to the second closing of the private placement; other risks related to the consummation of the private placement, including the risk that the second closing of the private placement will not be consummated within the expected time period or at all; the costs related to the private placement; the impact of the private placement on the Company’s business; any legal proceedings that may be brought related to the private placement; and the other risks and factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the impact of COVID-19, including the actions taken to prevent or contain the spread of COVID-19, the transmission of its highly contagious variants and sub-lineages and the development and availability of vaccinations and other related treatments, or another epidemic, pandemic or other health crisis; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt financings or refinancings, and proceeds from the sale of assets to satisfy its short-and long-term debt obligations and to make capital improvements to the Company’s communities; increases in market interest rates that increase the cost of certain of the Company’s debt obligations; increased competition for, or a shortage of, skilled workers, including due to the COVID-19 pandemic or general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures, including the Company’s ability to complete the modifications to its loan agreements; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; and changes in accounting principles and interpretations.

About Sonida

Dallas-based Sonida Senior Living, Inc. is a leading owner-operator of independent living, assisted living and memory care communities and services for senior adults. The Company provides compassionate, resident-centric services and care as well as engaging programming operating 71 senior housing communities in 18 states with an aggregate capacity of approximately 8,000 residents, including 61 communities which the Company owns and 10 communities that the Company manages on behalf of third parties. For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.

Sonida Investor and Media Contact:

Kevin Detz

kdetz@sonidaliving.com

About Conversant Capital

Conversant Capital LLC is a private investment firm founded in 2020. The firm pursues credit and equity investments in the real estate, digital infrastructure and hospitality sectors in both the public and private markets. Further information is available at www.conversantcap.com.

Conversant Media Contact:

Prosek Partners

Josh Clarkson / Devin Shorey

jclarkson@prosek.com / dshorey@prosek.com